EXHIBIT 3.B



Page 1 - Bylaws of Mentor Graphics Corporation





                                BYLAWS

                                  OF

                       MENTOR GRAPHICS CORPORATION


                               ARTICLE I

                             SHAREHOLDERS


1.1     Annual Meeting.   The annual meeting of the shareholders
shall be held on the third Wednesday in the month of May in each year at the hour of 3:00 p.m., for the purpose of electing directors and transacting such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday, the meeting shall be held on the next succeeding Friday.

1.2     Failure to Hold Annual Meeting.   If the annual meeting is
not held at the designated time, the President or the Board of Directors may call the annual meeting meeting at a time fixed by the calling party not more than 60 days after the designated time by proper notice designating the meeting as the annual meeting.
If the annual meeting is not held at the designated time or during the 60-day period thereafter, the annual meeting may be called by the holders of not less than one-tenth of all the shares entitled to vote at the meeting. In such event, notice shall be given not more than 15 days after the expiration of such 60-day period. The notice shall fix the time of the meeting at the earliest date permissible under the applicable notice requirements.

1.3     Special Meetings.   Special meetings of the shareholders
may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

1.4     Place of Meetings.   Meetings of the shareholders shall be
held at the principal business office of the corporation or at such other place as may be determined by the Board of Directors.

1.5 Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed to each shareholder entitled to vote at the meeting at the shareholder's address as it appears on the stock transfer records of the corporation, with postage thereon prepaid, not less than 10 nor more than 60 days before the date of the meeting, by or at the direction of the President, the Secretary or the officer or persons calling the meeting.

1.6     Waiver of Notice.   Whenever any notice is required to be
given to any shareholder of the corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

1.7     Record Date.

              (a) The Board of Directors may fix a record date for the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action, which date shall not be more than 70 days before the meeting or action requiring a determination of shareholders.


              (b)        If no record date is fixed for the
determination of shareholders entitled to notice of and to vote at a shareholders' meeting, the record date shall be the close of business on the day before the first notice is delivered to shareholders.

              (c)        A determination of shareholders
entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

1.8     Voting Records.   The officer or agent having charge of
the stock transfer books for shares of the corporation shall make, at least 10 days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which record, for a period of 10 days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

1.9     Quorum.   A majority of the outstanding shares of the
corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present at a meeting, a majority may adjourn the meeting from time to time to a different time and place without further notice. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally held. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

1.10 Manner of Acting. Unless otherwise required by law or the articles of incorporation, any question submitted to the shareholders shall be approved if the number of shares voted in favor of such question exceeds the number of shares voted in opposition. Any action which is required or permitted to be taken by the shareholders at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the shareholders entitled to vote on the matter. The action shall be effective on the date when the last signature is placed on the consent or at such earlier time as is set forth therein. Such consent, which shall have the same effect as a unanimous vote of the shareholders, shall be filed with the minutes of the corporation.

1.11     Proxies.   At all meetings of shareholders, a
shareholder may vote by proxy executed in writing by the shareholder or by a duly authorized attorney in fact. The proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

1.12     Voting of Shares by Certain Holders.

        (a)        Shares standing in the name of another
corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

        (b) Shares held be an administrator, executor, guardian or conservator may be voted by the holder, either in person or by proxy, without a transfer of such shares into the holder's name. Shares standing in the name of a trustee may be voted by that trustee, either in person or by proxy, but no trustee shall be entitled to vote shares without a transfer of such shares into the trustee's name.

        (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

        (d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

        (e) Neither treasury shares, nor shares of its own stock held by the corporation in a fiduciary capacity, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

1.13 Acquisition of Control Shares. As provided in Section 10, Chapter 820, Oregon Laws 1987 and to the fullest extent permitted by that section, the corporation shall be authorized to require a holder of control shares to sell the control shares to the corporation for fair value. The term "control shares" shall have the same meaning as that term has in Chapter 820, Oregon Laws 1987. The procedures for acquisition of control shares pursuant to this section shall be that the Board of Directors shall determine the fair value of the control shares and shall give notice to the holder of the control shares of the fair value and the time at which payment for the control shares will be available. The corporation will then make payment for the control shares against delivery of the shares.

                              ARTICLE II

                          BOARD OF DIRECTORS


2.1     General Powers.   The business and affairs of the
corporation shall be managed by its Board of Directors.

2.2     Number, Tenure and Qualification.   The number of
directors of the corporation shall be seven. The directors shall hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified. Directors need not be residents of the State of Oregon or shareholders of the corporation. The number of directors may be increased or decreased from time to time by amendment to the bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

2.3     Regular Meetings.   A regular meeting of the Board of
Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Oregon, for the holding of additional regular meetings without other notice than the resolution.

2.4     Special Meetings.   Special meetings of the Board of
Directors may be called by or at the request of the President or by one-third of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the Board of Directors called by them.

2.5     Notice.   Written notice of any special meeting of the
Board of Directors shall be given at least 10 days prior to the meeting by personal delivery, by mail or by telegram. If mailed, notice shall be deemed to be given when deposited in the United States mails addressed to the director at the director's business address, with postage thereon prepaid. If by telegram, notice shall be deemed to be given when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

2.6     Waiver of Notice.   Whenever any notice is required to
be given to any director of the corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

2.7     Quorum.   A majority of the number of directors fixed
by Section 2.2 of this Article II shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

2.8     Manner of Acting.

       (a) The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the articles of incorporation or these bylaws.

       (b) Members of the Board of Directors may hold a board meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

       (c) Any action which is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the directors entitled to vote on the matter.
The action shall be effective on the date when the last signature is placed on the consent or at such earlier time as is set forth therein. Such consent, which shall have the same effect as a unanimous vote of the directors, shall be filed with the minutes of the corporation.

2.9     Vacancies.   Except as hereinafter provided, any
vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by a sole remaining director. Any directorship to be filled by reason of any increase in the number of directors of the corporation fixed by the bylaws may be filled by the affirmative vote of a majority of the number of directors fixed by the bylaws prior to such increase; provided that not more than two such directorships may be filled by the directors during any one period between annual meetings of the shareholders of the corporation. Any such directorship not so filled by the directors shall be filled by election at the next annual meeting of shareholders or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders and until a successor shall be elected and qualified.

2.10     Compensation.   By resolution of the Board of
Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

2.11     Presumption of Assent.   A director of the corporation
who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director's dissent to the action is entered in the minutes of the meeting or unless a written dissent to the action is filed with the person acting as the secretary of the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action.

2.12     Transactions with Directors.

        (a) Any contract or other transaction or determination between the corporation and one or more of its directors, or between the corporation and another party in which one or more of its directors are interested, shall be valid notwithstanding the relationship or interest or the presence or participation of such director or directors in a meeting of the Board of Directors or a committee thereof which acts upon or in reference to such contract, transaction, or determination, if:
the fact of such relationship or interest is disclosed or known to the Board of Directors or committee and it authorizes, approves or ratifies the contract, transaction or determination by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract, transaction or determination by vote or written consent; or the contract, transaction or determination is fair and reasonable to the corporation.

        (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee which authorizes or ratifies such contract, transaction or determination. The interested directors shall not be disqualified from voting as shareholders for ratification or approval of such contract, transaction or determination.

        (c) None of the provisions of this section shall invalidate any contract, transaction or determination which would otherwise be valid under applicable law.

2.13     Removal.   All or any number of the directors may be
removed, with or without cause, at a meeting called expressly for that purpose, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

                            ARTICLE III

                         EXECUTIVE COMMITTEE

3.1      Designation.   The Board of Directors may designate two
or more directors to constitute an executive committee. The designation of an executive committee, and the delegation of authority to it, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. No member of the executive committee shall continue to be a member thereof after ceasing to be a director of the corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of the executive committee, to fill vacancies thereon, to change any member thereof and to change the functions or terminate the existence thereof.

3.2      Powers.   During the interval between meetings of the
Board of Directors, and subject to such limitations as may be imposed by resolution of the Board of Directors, the executive committee may have and may exercise all the authority of the Board of Directors in the management of the corporation, provided that the executive committee shall not have the authority of the Board of Directors in reference to amending the articles of incorporation; adopting a plan of merger or consolidation; recommending to the shareholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all the property and assets of the corporation otherwise than in the usual regular course of its business; recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof; or amending the bylaws of the corporation.

3.3      Procedures; Meetings; Quorum.

        (a) The Board of Directors shall appoint a chairman from among the members of the executive committee and shall appoint a secretary who may, but need not, be a member of the executive committee. The chairman shall preside at all meetings of the executive committee and the secretary of the executive committee shall keep a record of its acts and proceedings.

        (b) Regular meetings of the executive committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by the executive committee. Special meetings of the executive committee shall be called at the request of the President or of any member of the executive committee, and shall be held upon such notice as is required by these bylaws for special meetings of the Board of Directors, provided that notice by word of mouth or telephone shall be sufficient if received in the city where the meeting is to be held not later than the day immediately preceding the day of the meeting.

        (c) Attendance of any member of the executive committee at a meeting shall constitute a waiver of notice of the meeting. A majority of the executive committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the executive committee. Members of the executive committee may hold a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting.

        (d) Any action which may be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all members of the executive committee entitled to vote with respect to the subject matter thereof. The action shall be effective on the date when the last signature is placed on the consent or at such earlier time as is set forth therein. The consent shall have the same effect as a unanimous vote of the executive committee.

        (e) The Board of Directors may vote to pay the members of the executive committee a reasonable fee as compensation for attendance at meetings of the executive committee.

                           ARTICLE IV

                            OFFICERS

4.1     Number.   The officers of the corporation shall be a
Chairman of the Board, President and Chief Executive Officer, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary, and a Treasurer. Such other officers and assistant officers as may be deemed necessary may be appointed by the Board of Directors and shall have such powers and duties as may be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

4.2     Election and Term of Office.   The officers of the
corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the appointment of officers shall not be held at the meeting, it shall be held as soon thereafter as is convenient. Each officer shall hold office until a successor shall have been duly appointed and shall have qualified or until the officer's death, resignation or removal in the manner hereinafter provided.

4.3     Removal.   Any officer or agent appointed by the Board
of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

4.4     Vacancies.   A vacancy in any office because of death,
resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

4.5     Chairman of the Board.   The Chairman of the Board of
Directors shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors. In the absence of the Chairman of the Board or in the event of the death, inability or refusal to act of the Chairman of the Board, the Board shall appoint an acting chair from the remaining directors; the acting chair shall preside at all meetings of the Board of Directors until the return of the Chairman of the Board or until a new Chairman of the Board is selected.

4.6     President and Chief Executive Officer.   The President
and Chief Executive Officer (herein referred to as the "President") shall be the chief executive officer of the corporation and shall be in general charge of its business and affairs, subject to the control of the Board of Directors. The President shall preside at all meetings of the shareholders. The President may execute on behalf of the corporation all contracts, agreements, stock certificates and other instruments, including all contracts, agreements and instruments calling for the signature of the president of the corporation. The President shall from time to time report to the Board of Directors all matters within the President's knowledge affecting the corporation which should be brought to the attention of the Board. The President may vote all shares of stock in other corporations owned by the corporation and shall be empowered to execute proxies, waivers of notice, consents and other instruments in the name of the corporation with respect to such stock. The President shall perform such other duties as may be required by the Board of Directors.

4.7     Executive Vice President.   In the absence of the
President, or in the event of the President's death, inability or refusal to act, the Executive Vice President (or, if there is more than one Executive Vice President, the Executive Vice Presidents, in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all of the powers of and be subject to all restrictions upon the President. The Executive Vice Presidents may vote all shares of stock in other corporations owned by the corporation and shall be empowered to execute proxies, waivers of notice, consents and other instruments in the name of the corporation with respect to such stock. The Executive Vice Presidents shall perform such other duties as may be assigned from time to time by the President or by the Board of Directors.

4.8     Vice Presidents.   In the absence of the Executive Vice
President or in the event of the death, inability or refusal to act of the Executive Vice President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the Executive Vice President, and when so acting shall have all of the powers of, and be subject to all the restrictions upon, the Executive Vice President. Any Vice President shall perform such other duties as may be assigned from time to time by the President or the Board of Directors.

4.9     Secretary.   The Secretary shall keep the minutes of
all meetings of the directors and shareholders, and shall have custody of the minute books and other records pertaining to the corporate business. The Secretary may vote all shares of stock in other corporations owned by the corporation and shall be empowered to execute proxies, waivers of notice, consents and other instruments in the name of the corporation with respect to such stock. The Secretary shall countersign all stock certificates and other instruments requiring the seal of the corporation and shall perform such other duties as may be required by the Board of Directors.

4.10    Treasurer.        The Treasurer shall be the chief
financial and accounting officer of the corporation. The Treasurer shall keep correct and complete records of accounts showing the financial condition of the corporation. The Treasurer shall be legal custodian of all moneys, notes, securities and other valuables that may come into the possession of the corporation. The Treasurer shall deposit all funds of the corporation which come into the Treasurer's hands in depositories which the Board of Directors may designate. The Treasurer shall pay the funds out only on the check of the corporation signed in the manner authorized by the Board of Directors. The Treasurer shall perform such other duties as the Board of Directors may require.

4.11     Salaries.   The salaries of officers shall be fixed
from time to time by the Board of Directors and no officer shall be prevented from receiving such salary because the officer is also a director of the corporation.

                            ARTICLE V

           INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES
                         AND OTHER AGENTS

5.1     Directors and Officers.   The corporation shall
indemnify its directors and officers to the fullest extent permitted by the Oregon Business Corporation Act (Act), as the same exists or may hereafter be amended (but, in the case of alleged occurrences of actions or omissions preceding any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the Act permitted the corporation to provide prior to such amendment).

5.2     Employees and Other Agents.   The corporation shall
have power to indemnify its employees and other agents as set forth in the Act.

5.3 No Presumption of Bad Faith. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that the person had reasonable cause to believe that the conduct was unlawful.

5.4     Advances of Expenses.   The expenses incurred by a
director or officer in any proceeding shall be paid by the corporation in advance at the written request of the director or officer, if the director or officer:

        (a) furnishes the corporation a written affirmation of such person's good faith belief that such person is entitled to be indemnified by the corporation; and

        (b) furnishes the corporation a written undertaking to repay such advance to the extent that it is ultimately determined by a court that such person is not entitled to be indemnified by the corporation. Such advances shall be made without regard to the person's ability to repay such expenses and without regard to the person's ultimate entitlement to indemnification under this bylaw or otherwise.

5.5     Enforcement.   Without the necessity of entering into
an express contract, all rights to indemnification and advances under this bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer who serves in such capacity at any time while this bylaw and relevant provisions of the Act and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting a claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition when the required affirmation and undertaking have been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Act, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

5.6     Non-Exclusivity of Rights.   The rights conferred on
any person by this bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaws, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the law.

5.7     Survival of Rights.   The rights conferred on any
person by this bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

5.8     Insurance.   To the fullest extent permitted by the
Act, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this bylaw.

5.9     Amendments.   Any repeal of this bylaw shall only be
prospective and no repeal or modification hereof shall adversely affect the rights under this bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

5.10    Savings Clause.   If this bylaw or any portion hereof
shall be invalidated on any ground by any court of competent jurisdiction, the corporation shall indemnify each director, officer or other agent to the fullest extent permitted by any applicable portion of this bylaw that shall not have been invalidated, or by any other applicable law.

5.11    Certain Definitions.   For the purposes of this bylaw,
the following definitions shall apply:

        (a)           The term "proceeding" shall be broadly
construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

        (b) The term "expenses" shall be broadly construed and shall include, without limitation, expense of investigations, judicial or administrative proceedings or appeals, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under Section 5.5 of this bylaw, but shall not include amounts paid in settlement, judgments or fines.

        (c) The term "corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this bylaw with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation if its separate existence had continued.

        (d) References to a "director," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        (e) References to "other enterprises" shall include employee benefit plans; references to "fines" in the Act shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this bylaw.


                            ARTICLE VI

              CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1     Certificates for Shares.

        (a) Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified.

        (b) The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

6.2     Transfer of Shares.   Transfer of shares of the
corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.3     Transfer Agent and Registrar.   The Board of Directors
may from time to time appoint one or more Transfer Agents and one or more Registrars for the shares of the corporation, with such powers and duties as the Board of Directors shall determine by resolution. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a Transfer Agent or by a Registrar other than the corporation itself or an employee of the corporation.

6.4     Officer Ceasing to Act.   In case any officer who has
signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if the signer were such officer at the date of its issuance.

6.5     Fractional Shares.   The corporation shall not issue
certificates for fractional shares.

                           ARTICLE VII

          CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

7.1     Contracts.   The Board of Directors may authorize any
officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

7.2     Loans.   No loans shall be contracted on behalf of the
corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

7.3     Checks, Drafts, etc.   All checks, drafts or other
orders for the payment of money and notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers and agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

                         ARTICLE  VIII

                              SEAL

The seal of the corporation shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal."

                           ARTICLE IX

                           AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting, subject to repeal or change by action of the shareholders of the corporation.


ADOPTED BY THE BOARD OF DIRECTORS ON DECEMBER 3, 1981.
SECTION 2.2 WAS AMENDED ON MARCH 14, 1983.  SECTIONS 2.2,
2.9 AND 4.1 WERE AMENDED, SECTIONS 4.5 AND 4.6 WERE
DELETED, NEW SECTIONS 4.5-4.9 WERE ADDED AND SECTIONS 4.7-
4.9 WERE RENUMBERED AS SECTIONS 4.10-4.12 ON DECEMBER 6,
1983, EFFECTIVE DECEMBER 30, 1983.  SECTION 2.2 WAS
AMENDED ON APRIL 12, 1984.  SECTIONS 4.1 AND 4.8 WERE
AMENDED ON OCTOBER 11, 1984.  SECTION 1.1 WAS AMENDED ON
FEBRUARY 20, 1986.  SECTION V WAS DELETED AND SECTION 5.1-
5.11 WERE ADDED ON MAY 20, 1987.  THE BYLAWS WERE RESTATED
BY THE BOARD OF DIRECTORS ON OCTOBER 21, 1987.  SECTIONS
1.5 AND 1.7 WERE AMENDED AND SECTION 1.13 WAS ADDED ON
JANUARY 28, 1988.  SECTIONS 1.10, 4.1-4.3, 4.5-4.12 WERE
AMENDED ON JULY 11, 1989.  SECTIONS 1.1, 4.1, 4.5 AND 4.8
WERE AMENDED, SECTION 4.7 WAS DELETED, A NEW SECTION 4.6
WAS ADDED AND SECTIONS 4.6 AND 4.8-4.11 WERE RENUMBERED ON
DECEMBER 6, 1990.  SECTION 2.2 WAS AMENDED ON JULY 24,
1991.  SECTION 2.2 WAS AMENDED ON JUNE 30, 1992.  SECTION
2.2 WAS AMENDED ON JULY 19, 1992.  SECTION 2.2 WAS AMENDED
ON MARCH 22, 1993.  SECTION 2.2 WAS AMENDED ON MAY 28,
1993.